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EXHIBIT 23.3
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                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Renal Treatment Centers, Inc. on Form S-3 of our report date March 31, 1995, appearing in the Annual Report on Form 10-K of Renal Treatment Centers, Inc. for the year ended December 31, 1995 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Nashville, Tennessee
February 4, 1997